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Hilton Reports Second Quarter Results, Raises Full Year Outlook

MCLEAN, VA (July 26, 2017) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its second quarter 2017 results. All results herein present the performance of Hilton giving effect to the spin-offs of Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV") on January 3, 2017 (the "spin-offs"), with the historical financial results of Park and HGV reflected as discontinued operations. Additionally, all historical share and share-related information presented herein have been retrospectively adjusted to reflect the 1-for-3 reverse stock split of Hilton's outstanding common stock that occurred on January 3, 2017 (the "Reverse Stock Split"). Highlights include:

•
Diluted EPS from continuing operations for the second quarter was $0.51 and diluted EPS, adjusted for special items, was $0.52, an increase of 30 percent from the second quarter of 2016 on a pro forma basis

•	Net income for the second quarter was $167 million

•	Adjusted EBITDA for the second quarter was $519 million, an increase of 10 percent from pro forma Adjusted EBITDA for the second quarter of 2016

•	Adjusted EBITDA margin was 57.0 percent, an increase of 340 basis points from pro forma Adjusted EBITDA margin for the second quarter of 2016

•	System-wide comparable RevPAR increased 1.8 percent on a currency neutral basis for the second quarter compared to the prior year

•	Added 13,400 net rooms in the second quarter, representing approximately 30 percent growth from the same period in 2016

•	Approved 27,400 new rooms for development during the second quarter, growing Hilton's development pipeline to a record 332,000 rooms, representing 15 percent growth from June 30, 2016

•
Repurchased 4.5 million shares of Hilton common stock for an aggregate cost of $282 million during the second quarter, and 6.8 million shares at an aggregate cost of $425 million since share repurchases began in March 2017

•	Raised Adjusted EBITDA guidance for full year 2017 to between $1,880 million and $1,920 million, an increase of $20 million at the midpoint

•	Raised cash available for capital return guidance for full year 2017 to between $1.0 billion and $1.1 billion, an increase of $100 million at the midpoint

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We had another successful quarter, exceeding the high end of our guidance for Adjusted EBITDA and diluted EPS, adjusted for special items, and as a result, we are increasing our full year outlook, including our expectations for capital return. Fundamentals remain largely stable around the world, and we maintain our expectations for full year RevPAR growth of 1.0 percent to 3.0 percent. Development activity continues to be strong with nearly 1 in 4 rooms under construction globally set to become part of our portfolio. Additionally, we expect to increase our luxury distribution by approximately 15 percent this year, including openings in the quarter, such as the Waldorf Astoria Beverly Hills, Conrad Osaka, Conrad Guangzhou and Conrad San Luis Potosi."

For the three months ended June 30, 2017, system-wide comparable RevPAR grew 1.8 percent primarily from increased ADR, benefiting from strength at our international hotels. Management fee and franchise fee revenues increased as a result of increases in RevPAR of 1.7 percent at comparable managed and franchised hotels, as well as from the addition of new managed and franchised properties to Hilton's portfolio.

For the six months ended June 30, 2017, system-wide comparable RevPAR grew 2.4 percent from both increased occupancy and ADR. Management fee and franchise fee revenues increased as a result of increases in RevPAR of 2.3 percent at comparable managed and franchised hotels, as well as from the addition of new managed and franchised properties to Hilton's portfolio.

2017 vs. 2016 Pro Forma Results

For the three months ended June 30, 2017, diluted earnings per share ("EPS") from continuing operations was $0.51 compared to $0.40 on a pro forma basis for the three months ended June 30, 2016, and diluted EPS, adjusted for special items, was $0.52 for the three months ended June 30, 2017 compared to $0.40 on a pro forma basis for the three months ended June 30, 2016. Income from continuing operations, net of taxes was $167 million for the three months ended June 30, 2017 compared to $137 million on a pro forma basis for the three months ended June 30, 2016. Adjusted EBITDA increased 10 percent to $519 million for the three months ended June 30, 2017 compared to $472 million on a pro forma basis for the three months ended June 30, 2016. Management and franchise fees increased 11 percent compared to the pro forma three months ended June 30, 2016.

For the six months ended June 30, 2017, diluted EPS from continuing operations was $0.73 compared to $1.08 on a pro forma basis for the six months ended June 30, 2016, and diluted EPS, adjusted for special items, was $0.90 for the six months ended June 30, 2017 compared to $0.65 on a pro forma basis for the six months ended June 30, 2016. Income from continuing operations, net of taxes was $242 million for the six months ended June 30, 2017 compared to $360 million on a pro forma basis for the six months ended June 30, 2016. Adjusted EBITDA increased 12 percent to $943 million for the six months ended June 30, 2017 compared to $839 million on a pro forma basis for the six months ended June 30, 2016. Management and franchise fees increased 9 percent compared to the pro forma six months ended June 30, 2016.

2017 vs. 2016 Actual Results

For the three months ended June 30, 2017, diluted EPS from continuing operations was $0.51 compared to $0.29 for the three months ended June 30, 2016, and diluted EPS, adjusted for special items, was $0.52 for the three months ended June 30, 2017 compared to $0.29 for the three months ended June 30, 2016. Income from continuing operations, net of taxes was $167 million for the three months ended June 30, 2017 compared to $100 million for the three months ended June 30, 2016. Adjusted EBITDA was $519 million for the three months ended June 30, 2017 compared to $412 million for the three months ended June 30, 2016.

For the six months ended June 30, 2017, diluted EPS from continuing operations was $0.73 compared to $0.87 for the six months ended June 30, 2016, and diluted EPS, adjusted for special items, was $0.90 for the six months ended June 30, 2017 compared to $0.44 for the six months ended June 30, 2016. Income from continuing operations, net of taxes was $242 million for the six months ended June 30, 2017 compared to $291 million for the six months ended June 30, 2016. Adjusted EBITDA was $943 million for the six months ended June 30, 2017 compared to $727 million for the six months ended June 30, 2016.

Development

In the second quarter of 2017, Hilton opened 107 hotels consisting of 15,600 rooms, achieving net unit growth of 13,400 rooms, which is nearly 30 percent higher than in the second quarter of 2016.

As of June 30, 2017, Hilton's development pipeline totaled approximately 332,000 rooms at 2,153 hotels throughout 104 countries and territories, including 36 countries and territories where Hilton does not currently have any open hotels. Of the rooms in the pipeline, 169,000 rooms, or more than half of the pipeline, were located outside the U.S., and over 169,000 rooms were under construction.

Hilton opened the first Tapestry Collection by Hilton in Syracuse, New York in May 2017, just four months after the brand's launch, and as of July 2017, 78 Tapestry hotels were in the pipeline or in various stages of approval. In the second quarter of

2017, Tru by Hilton, which launched in 2016, opened its first three hotels and, as of July 2017, had 420 hotels in the pipeline or in various stages of approval.

Balance Sheet and Liquidity

As of June 30, 2017, Hilton had $6.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.1 percent.

Total cash and cash equivalents were $909 million as of June 30, 2017, including $125 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of June 30, 2017.

During the second quarter of 2017, Hilton repurchased 4.5 million shares of common stock at a cost of approximately $282 million at an average price per share of $63.31. Since repurchases began in March 2017 through July 2017, Hilton repurchased 6.8 million shares for approximately $425 million.

In June 2017, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $49 million. In July 2017, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before September 29, 2017 to holders of record of its common stock as of the close of business on August 18, 2017.

Outlook

Share-based metrics in Hilton's outlook do not include the effect of potential share repurchases.

Full Year 2017

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2016.

•	Diluted EPS, before special items, is projected to be between $1.61 and $1.68.

•	Diluted EPS, adjusted for special items, is projected to be between $1.78 and $1.85.

•	Net income is projected to be between $534 million and $559 million.

•	Adjusted EBITDA is projected to be between $1,880 million and $1,920 million.

•	Management and franchise fee revenue is projected to increase between 8 percent and 10 percent compared to 2016 on a pro forma basis.

•	Capital expenditures, excluding amounts reimbursed by hotel owners, are expected to be between $150 million and $200 million.

•	Cash available for capital return is projected to be between $1.0 billion and $1.1 billion.

•	General and administrative expenses are projected to be between $430 million and $440 million, including approximately $30 million of transaction-related costs.

•	Net unit growth is expected to be approximately 50,000 rooms to 55,000 rooms.

Third Quarter 2017

•	System-wide RevPAR is expected to increase between 0.0 percent and 2.0 percent on a comparable and currency neutral basis compared to the third quarter of 2016.

•	Diluted EPS, before special items, is projected to be between $0.47 and $0.51.

•	Diluted EPS, adjusted for special items, is projected to be between $0.47 and $0.51.

•	Net income is projected to be between $156 million and $169 million.

•	Adjusted EBITDA is projected to be between $490 million and $510 million.

•	Management and franchise fee revenue is projected to increase between 7 percent and 9 percent compared to the third quarter of 2016 on a pro forma basis.

Conference Call

Hilton will host a conference call to discuss second quarter 2017 results on July 26, 2017 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2017.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 9427187. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10110003.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S."), and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; net debt to Adjusted EBITDA ratio; and trailing twelve month financial information. See the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

Pro Forma Financial Information

This press release includes pro forma financial information for Hilton adjusted to reflect the spin-offs, including: unaudited pro forma condensed consolidated statements of operations; pro forma net income and diluted EPS, adjusted for special items; pro forma Adjusted EBITDA; pro forma Adjusted EBITDA margin; and pro forma net debt to Adjusted EBITDA ratio. The unaudited pro forma financial information has been prepared to reflect the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what Hilton's results of operations would actually have been had the spin-offs occurred on the date indicated or what Hilton's results of operations will be after giving effect to the completion of the spin-offs.

In addition to the pro forma financial information herein, refer to Hilton's Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional information.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,000 properties with over 825,000 rooms in 103 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences - every hotel, every guest, every time. The company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else and free standard Wi-Fi. Visit newsroom.hilton.com for more information and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$372	$311	$22	(a)	$333
Base and other management fees	85	60	22	(a)	82
Incentive management fees	56	33	16	(a)	49
Owned and leased hotels	377	398	—		398
Other revenues	20	18	—		18
	910	820	60		880
Other revenues from managed and franchised properties	1,436	1,130	289	(b)	1,419
Total revenues	2,346	1,950	349		2,299

Expenses
Owned and leased hotels	330	349	—		349
Depreciation and amortization	87	91	—		91
General and administrative	117	97	—		97
Other expenses	11	11	—		11
	545	548	—		548
Other expenses from managed and franchised properties	1,436	1,130	289	(b)	1,419
Total expenses	1,981	1,678	289		1,967

Gain on sales of assets, net	—	1	—		1

Operating income	365	273	60		333

Interest expense	(100)	(99)	—		(99)
Gain (loss) on foreign currency transactions	5	(14)	—		(14)
Other non-operating income, net	5	3	—		3

Income from continuing operations before income taxes	275	163	60		223

Income tax expense	(108)	(63)	(23)	(c)	(86)

Income from continuing operations, net of taxes	167	100	37		137
Income from discontinued operations, net of taxes	—	144	—		144
Net income	167	244	37		281
Net income attributable to noncontrolling interests	(1)	(5)	—		(5)
Net income attributable to Hilton stockholders	$166	$239	$37		$276

Weighted average shares outstanding(2)
Basic	327	329		(d)	329
Diluted	329	330		(d)	330

Earnings per share
Basic:
Net income from continuing operations per share	$0.51	$0.29			$0.40
Net income from discontinued operations per share	—	0.44
Net income per share	$0.51	$0.73

Diluted:
Net income from continuing operations per share	$0.51	$0.29			$0.40
Net income from discontinued operations per share	—	0.43
Net income per share	$0.51	$0.72

Cash dividends declared per share(2)	$0.15	$0.21			$0.21
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions" for additional details.

(2)
Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share for the three months ended June 30, 2016 were adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Six Months Ended June 30,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$666	$564	$40	(a)	$604
Base and other management fees	168	120	41	(a)	161
Incentive management fees	108	69	30	(a)	99
Owned and leased hotels	677	717	—		717
Other revenues	57	35	—		35
	1,676	1,505	111		1,616
Other revenues from managed and franchised properties	2,831	2,171	587	(b)	2,758
Total revenues	4,507	3,676	698		4,374

Expenses
Owned and leased hotels	602	656	—		656
Depreciation and amortization	176	183	—		183
Impairment loss	—	15	—		15
General and administrative	222	180	—		180
Other expenses	34	29	—		29
	1,034	1,063	—		1,063
Other expenses from managed and franchised properties	2,831	2,171	587	(b)	2,758
Total expenses	3,865	3,234	587		3,821

Gain on sales of assets, net	—	1	—		1

Operating income	642	443	111		554

Interest expense	(204)	(189)	—		(189)
Gain (loss) on foreign currency transactions	1	(26)	—		(26)
Loss on debt extinguishment	(60)	—	—		—
Other non-operating income, net	6	5	—		5

Income from continuing operations before income taxes	385	233	111		344

Income tax benefit (expense)	(143)	58	(42)	(c)	16

Income from continuing operations, net of taxes	242	291	69		360
Income from discontinued operations, net of taxes	—	263	—		263
Net income	242	554	69		623
Net income attributable to noncontrolling interests	(2)	(6)	—		(6)
Net income attributable to Hilton stockholders	$240	$548	$69		$617

Weighted average shares outstanding(2)
Basic	328	329		(d)	329
Diluted	330	330		(d)	330

Earnings per share
Basic:
Net income from continuing operations per share	$0.73	$0.88			$1.08
Net income from discontinued operations per share	—	0.79
Net income per share	$0.73	$1.67

Diluted:
Net income from continuing operations per share	$0.73	$0.87			$1.08
Net income from discontinued operations per share	—	0.79
Net income per share	$0.73	$1.66

Cash dividends declared per share(2)	$0.30	$0.42			$0.42
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions" for additional details.

(2)
Weighted average shares outstanding used in the computation of basic and diluted earnings per share and cash dividends declared per share for the six months ended June 30, 2016 were adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	80.3%	(0.5)%	pts.	$149.27	1.1%	$119.89	0.5%
Americas (excluding U.S.)	74.0	2.5		123.27	2.9	91.24	6.5
Europe	78.2	2.6		145.41	2.9	113.69	6.5
Middle East & Africa	64.1	4.5		171.44	2.0	109.96	9.6
Asia Pacific	71.9	5.2		136.15	(0.9)	97.89	6.9
System-wide	78.8	0.4		147.37	1.2	116.09	1.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	76.2%	0.2%	pts.	$147.19	1.2%	$112.13	1.5%
Americas (excluding U.S.)	70.8	2.1		125.80	1.5	89.10	4.6
Europe	73.0	3.5		135.26	2.1	98.75	7.3
Middle East & Africa	65.4	3.7		162.86	(2.7)	106.58	3.1
Asia Pacific	70.7	5.7		138.21	(2.3)	97.70	6.3
System-wide	74.9	1.1		144.89	0.9	108.58	2.4

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	72.2%	1.3%	pts.	$328.29	5.6%	$237.07	7.6%
Conrad Hotels & Resorts	71.0	2.4		240.66	(0.5)	170.87	3.0
Hilton Hotels & Resorts	78.0	1.5		170.64	0.9	133.10	2.9
Curio - A Collection by Hilton	76.3	4.7		193.61	0.9	147.76	7.5
DoubleTree by Hilton	77.5	1.0		137.11	1.0	106.20	2.4
Embassy Suites by Hilton	82.2	(0.6)		165.61	1.1	136.16	0.4
Hilton Garden Inn	79.0	(0.5)		136.60	0.9	107.86	0.2
Hampton by Hilton	78.5	(0.4)		124.59	1.2	97.84	0.7
Homewood Suites by Hilton	83.9	0.6		138.45	0.8	116.15	1.6
Home2 Suites by Hilton	82.4	1.4		120.35	1.4	99.22	3.2
System-wide	78.8	0.4		147.37	1.2	116.09	1.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	71.8%	0.7%	pts.	$342.93	3.5%	$246.16	4.5%
Conrad Hotels & Resorts	70.0	2.6		244.66	(2.9)	171.27	0.9
Hilton Hotels & Resorts	74.7	1.8		167.68	0.7	125.18	3.2
Curio - A Collection by Hilton	71.1	6.0		197.76	(0.1)	140.69	9.1
DoubleTree by Hilton	74.0	1.4		134.58	0.9	99.58	2.9
Embassy Suites by Hilton	79.4	0.6		163.66	1.2	129.93	1.9
Hilton Garden Inn	75.2	0.5		132.44	0.7	99.63	1.3
Hampton by Hilton	73.6	0.4		121.36	1.0	89.36	1.5
Homewood Suites by Hilton	79.8	1.4		136.18	0.5	108.65	2.3
Home2 Suites by Hilton	78.1	2.9		116.36	1.3	90.86	5.2
System-wide	74.9	1.1		144.89	0.9	108.58	2.4

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Ownership(1)	79.3%	1.7%	pts.	$178.84	3.0%	$141.90	5.2%
Management and franchise	78.8	0.4		146.37	1.2	115.27	1.7
System-wide	78.8	0.4		147.37	1.2	116.09	1.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Ownership(1)	75.4%	2.6%	pts.	$168.98	1.9%	$127.40	5.6%
Management and franchise	74.9	1.0		144.12	0.9	107.98	2.3
System-wide	74.9	1.1		144.89	0.9	108.58	2.4
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton has a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2017

By Brand

	U.S.		Americas (excluding U.S.)		Europe		Middle East & Africa		Asia Pacific		Total
	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms	Prop.	Rooms
Waldorf Astoria Hotels & Resorts	13	5,670	2	1,126	6	1,361	3	703	2	434	26	9,294
Conrad Hotels & Resorts	4	1,316	2	428	4	1,155	4	1,693	18	5,570	32	10,162
Canopy by Hilton	—	—	—	—	1	112	—	—	—	—	1	112
Hilton Hotels & Resorts	243	101,366	43	15,121	140	40,137	52	17,155	94	35,883	572	209,662
Curio - A Collection by Hilton	28	6,935	5	973	4	485	1	201	1	266	39	8,860
DoubleTree by Hilton	331	82,336	22	4,400	90	16,312	13	2,600	48	14,050	504	119,698
Tapestry Collection by Hilton	1	58	—	—	—	—	—	—	—	—	1	58
Embassy Suites by Hilton	227	53,207	8	1,989	—	—	—	—	—	—	235	55,196
Hilton Garden Inn	618	85,253	41	6,248	56	9,626	7	1,561	19	4,149	741	106,837
Hampton by Hilton	2,108	206,956	97	11,693	57	8,743	—	—	15	2,443	2,277	229,835
Tru by Hilton	3	288	—	—	—	—	—	—	—	—	3	288
Homewood Suites by Hilton	416	47,213	19	2,139	—	—	—	—	—	—	435	49,352
Home2 Suites by Hilton	155	16,054	3	317	—	—	—	—	—	—	158	16,371
Other	3	1,155	—	—	3	400	1	366	—	—	7	1,921
Hilton Grand Vacations	43	7,856	—	—	5	245	—	—	—	—	48	8,101
Total properties	4,193	615,663	242	44,434	366	78,576	81	24,279	197	62,795	5,079	825,747

By Ownership

	Properties	Rooms
Owned and leased(1)	74	22,334
Managed	633	202,476
Franchised	4,324	592,836
Total hotels	5,031	817,646
Timeshare	48	8,101
Total properties	5,079	825,747
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$9	$13	(4)	(30.8)
Capitalized software costs(2)	20	21	(1)	(4.8)
Contract acquisition costs	19	9	10	NM(3)
Total capital expenditures	$48	$43	5	11.6

	Six Months Ended
	June 30,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$18	$29	(11)	(37.9)
Capitalized software costs(2)	29	32	(3)	(9.4)
Contract acquisition costs	32	18	14	77.8
Total capital expenditures	$79	$79	—	—
____________

(1)	Includes expenditures for hotels, corporate and other property and equipment.

(2)
Includes $11 million and $13 million of expenditures that are reimbursed by hotel owners for the three months ended June 30, 2017 and 2016, respectively, and $15 million and $18 million for the six months ended June 30, 2017 and 2016, respectively.

(3)	Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS AND
PRO FORMA NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Income from continuing operations attributable to Hilton stockholders, net of taxes, as reported	$166	$96	$240	$288
Diluted EPS from continuing operations, as reported	$0.51	$0.29	$0.73	$0.87
Special items:
Loss on debt extinguishment	$—	$—	$60	$—
Transaction costs(1)	5	—	15	—
Financing transactions(2)	—	—	5	—
Asset dispositions(3)	2	1	9	2
Impairment loss	—	—	—	15
Tax-related adjustments(4)	—	—	—	(153)
Total special items before tax	7	1	89	(136)
Income tax expense on special items	(2)	—	(33)	(6)
Total special items after tax	$5	$1	$56	$(142)

Net income, adjusted for special items	$171	$97	$296	$146
Diluted EPS, adjusted for special items	$0.52	$0.29	$0.90	$0.44

Net income, adjusted for special items, including pro forma adjustments(5)		$134		$215
Diluted EPS, adjusted for special items, including pro forma adjustments(5)		$0.40		$0.65
____________

(1)	Includes expenses related to the spin-offs that were recognized in general and administrative expenses.

(2)	Includes expenses incurred in connection with the refinancing of the senior secured term loan facility that were recognized in other non-operating income, net.

(3)	Includes severance costs that were recognized in general and administrative expenses from the February 2015 sale of the Waldorf Astoria New York.

(4)	Relates to the release of reserves of unrecognized tax benefits that Hilton has either settled or determined that Hilton was more likely than not to receive the full benefit for.

(5)	Reflects the effect of the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA
(unaudited, dollars in millions)

	Three Months Ended June 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income from continuing operations, net of taxes	$167	$100	$137
Interest expense	100	99	99
Income tax expense	108	63	86
Depreciation and amortization	87	91	91
EBITDA	462	353	413
Gain on sales of assets, net	—	(1)	(1)
Loss (gain) on foreign currency transactions	(5)	14	14
FF&E replacement reserve	15	16	16
Share-based compensation expense	34	23	23
Other adjustment items(1)	13	7	7
Adjusted EBITDA	$519	$412	$472

	Six Months Ended June 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income from continuing operations, net of taxes	$242	$291	$360
Interest expense	204	189	189
Income tax expense (benefit)	143	(58)	(16)
Depreciation and amortization	176	183	183
EBITDA	765	605	716
Gain on sales of assets, net	—	(1)	(1)
Loss (gain) on foreign currency transactions	(1)	26	26
Loss on debt extinguishment	60	—	—
FF&E replacement reserve	21	28	28
Share-based compensation expense	59	39	40
Impairment loss	—	15	15
Other adjustment items(1)	39	15	15
Adjusted EBITDA	$943	$727	$839
____________

(1)	Includes adjustments for severance and other items and, for the three and six months ended June 30, 2017, also includes transaction costs.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA MARGIN AND PRO FORMA ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended June 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$2,346	$1,950	$2,299
Less: other revenues from managed and franchised properties	(1,436)	(1,130)	(1,419)
Total revenues, excluding other revenues from managed and franchised properties	$910	$820	$880

Adjusted EBITDA	$519	$412	$472

Adjusted EBITDA margin	57.0%	50.2%	53.6%

	Six Months Ended June 30,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$4,507	$3,676	$4,374
Less: other revenues from managed and franchised properties	(2,831)	(2,171)	(2,758)
Total revenues, excluding other revenues from managed and franchised properties	$1,676	$1,505	$1,616

Adjusted EBITDA	$943	$727	$839

Adjusted EBITDA margin	56.3%	48.3%	51.9%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT, PRO FROMA NET DEBT TO ADJUSTED EBITDA RATIO AND
NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	June 30,	December 31,
	2017	2016
Long-term debt, including current maturities	$6,620	$6,616
Add: unamortized deferred financing costs and discount	86	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,706	6,706
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	13	12
Less: cash and cash equivalents	(784)	(1,062)
Less: restricted cash and cash equivalents	(125)	(121)
Net debt	$5,810	$5,535

PRO FORMA RESULTS:

	Six Months Ended		Year Ended	TTM(1)
	June 30,		December 31,	June 30,
	2017	2016	2016	2017
	(as reported)	(pro forma)	(pro forma)	(pro forma)
Income from continuing operations, net of taxes	$242	$360	$127	$9
Interest expense	204	189	394	409
Income tax expense (benefit)	143	(16)	647	806
Depreciation and amortization	176	183	364	357
EBITDA	765	716	1,532	1,581
Gain on sales of assets, net	—	(1)	(8)	(7)
Loss (gain) on foreign currency transactions	(1)	26	16	(11)
Loss on debt extinguishment	60	—	—	60
FF&E replacement reserve	21	28	55	48
Share-based compensation expense	59	40	83	102
Impairment loss	—	15	15	—
Other adjustment items(2)	39	15	70	94
Adjusted EBITDA	$943	$839	$1,763	$1,867

Net debt				$5,810

Net debt to Adjusted EBITDA ratio				3.1
____________

(1)
Trailing twelve months ("TTM") June 30, 2017 on a pro forma basis is calculated as the six months ended June 30, 2017 plus the pro forma year ended December 31, 2016 less the pro forma six months ended June 30, 2016.

(2)	Includes adjustments for severance and other items and, for the six months ended June 30, 2017, also includes transaction costs.

ACTUAL RESULTS:

	Six Months Ended		Year Ended	TTM(1)
	June 30,		December 31,	June 30,
	2017	2016	2016	2017
Income (loss) from continuing operations, net of taxes	$242	$291	$(8)	$(57)
Interest expense	204	189	394	409
Income tax expense (benefit)	143	(58)	564	765
Depreciation and amortization	176	183	364	357
EBITDA	765	605	1,314	1,474
Gain on sales of assets, net	—	(1)	(8)	(7)
Loss (gain) on foreign currency transactions	(1)	26	16	(11)
Loss on debt extinguishment	60	—	—	60
FF&E replacement reserve	21	28	55	48
Share-based compensation expense	59	39	81	101
Impairment loss	—	15	15	—
Other adjustment items(2)	39	15	70	94
Adjusted EBITDA	$943	$727	$1,543	$1,759

Net debt				$5,810

Net debt to Adjusted EBITDA ratio				3.3
____________

(1)	TTM June 30, 2017 is calculated as the six months ended June 30, 2017 plus the year ended December 31, 2016 less the six months ended June 30, 2016.

(2)	Includes adjustments for severance and other items and, for the six months ended June 30, 2017, also includes transaction costs.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2017
(unaudited, in millions, except per share data)

	Three Months Ending September 30, 2017
	Low Case	High Case
Net income attributable to Hilton stockholders	$154	$167
Diluted EPS, before special items	$0.47	$0.51

Net income, adjusted for special items	$154	$167
Diluted EPS, adjusted for special items(1)	$0.47	$0.51

	Year Ending December 31, 2017
	Low Case	High Case
Net income attributable to Hilton stockholders	$528	$553
Diluted EPS, before special items	$1.61	$1.68
Special items(2):
Loss on debt extinguishment	$60	$60
Transaction costs	15	15
Financing transactions	5	5
Asset dispositions	9	9
Total special items before tax	89	89
Income tax expense on special items	(33)	(33)
Total special items after tax	$56	$56

Net income, adjusted for special items	$584	$609
Diluted EPS, adjusted for special items(1)	$1.78	$1.85
____________

(1)	Does not include the effect of potential share repurchases.

(2)	See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2017
(unaudited, in millions)

	Three Months Ending September 30, 2017
	Low Case	High Case
Net income	$156	$169
Interest expense	99	99
Income tax expense	96	103
Depreciation and amortization	87	87
EBITDA	438	458
FF&E replacement reserve	15	15
Share-based compensation expense	32	32
Other adjustment items(1)	5	5
Adjusted EBITDA	$490	$510

	Year Ending December 31, 2017
	Low Case	High Case
Net income	$534	$559
Interest expense	403	403
Income tax expense	320	335
Depreciation and amortization	350	350
EBITDA	1,607	1,647
Gain on foreign currency transactions	(1)	(1)
Loss on debt extinguishment	60	60
FF&E replacement reserve	51	51
Share-based compensation expense	117	117
Other adjustment items(1)	46	46
Adjusted EBITDA	$1,880	$1,920
____________

(1)	Includes adjustments for severance, transaction costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations are based on Hilton's unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2016 and have been adjusted to reflect the spin-offs of Park and HGV as if they had occurred on January 1, 2016. The unaudited pro forma adjustments are based on estimates, accounting judgments and currently available information and assumptions that Hilton management believes are reasonable. The pro forma adjustments include the following:

(a)
The management and franchise fee revenue related to the management and franchise agreements with Park, effective at completion of the spin-offs, as well as the franchise fee revenue related to the license agreement with HGV, effective at completion of the spin-offs.

(b)
The revenues and expenses for payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton's brands and shared services that will be directly reimbursed to Hilton by Park under the terms of the management and franchise agreements with Park, effective at completion of the spin-offs.

(c)	The income tax effect of the pro forma adjustments by applying an estimated statutory tax rate of 38 percent.

(d)
Pro forma basic and diluted weighted average shares outstanding were based on the historical weighted average number of common shares outstanding, and the calculation of pro forma diluted weighted average shares outstanding reflects the effect of the spin-offs.

Refer to pro forma financial information included in the Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional details on the pro forma adjustments.

The adjustments in the unaudited pro forma condensed consolidated statements of operations do not include general and administrative expenses that do not meet the requirements to be presented in discontinued operations as they are not specifically related to Park or HGV. Accordingly, the pro forma general and administrative expenses are not necessarily indicative of future general and administrative expenses of Hilton. The unaudited pro forma condensed consolidated statements of operations also do not reflect any cost savings that Hilton believes could have been achieved had the spin-offs been completed on the date indicated.

Trailing Twelve Month Financial Information

This press release also includes certain unaudited financial information for the TTM period ended June 30, 2017, which is calculated as the six months ended June 30, 2017 plus the actual or pro forma year ended December 31, 2016 less the actual or pro forma six months ended June 30, 2016. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.
Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment

("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, the Company's capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (b) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (ii) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,031 hotels in the Company's system as of June 30, 2017, 4,012 hotels were classified as comparable hotels. The 1,019 non-comparable hotels included 234 hotels, or approximately five percent of the total hotels in the system, that were removed from the comparable group during the last twelve months.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods presented use the actual exchange rates for the three and six months ended June 30, 2017, as applicable), unless otherwise noted.